UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2011

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 203
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On August 8, 2011 Entest BioMedical, Inc. (the “Company”) entered into a Letter of Intent (“LOI”) with Rainbow Veterinary Hospital (“Rainbow”) and Dr. Timothy Metzger, DVM (“Metzger”) regarding the contemplated purchase of substantially all assets of the Clinics by the Company for total consideration of $2,000,000 (“Contemplated Transaction”).

The Company has also executed an employment agreement with Metzger (“Employment Agreement”) whereby Metzger would assume the position of Director/Administrator of Rainbow. Metzger’s compensation pursuant to the Employment Agreement would consist of:

(a)           A monthly sum equal to 20% of Rainbow’s monthly revenue production by all veterinarians doctors as computed by Cornerstone Management software (or any subsequent software similar in nature

(b)           Additional compensation of $50,000 cash and $50,000 in common stock payable in any year Rainbow l generates revenues greater than $1,000,000

The term of the Employment Agreement is 120 months from the effective date. The obligation of the Company to be bound by the terms and conditions of the Employment Agreement is contingent upon the successful acquisition of 100% of the assets of Rainbow by the Company upon terms and conditions mutually acceptable to both the Company and Metzger.

The Company’s current business model involves acquiring veterinary clinics / hospitals to be utilized as potential distribution channels for its immuno-therapeutic cancer vaccine for canines (dogs) which is currently in development. The Company believes that, in addition to serving as distribution channels for the Company’s immuno-therapeutic cancer vaccine for canines, these clinics will be able to generate revenue for the Company from current operations.

The transaction contemplated by the LOI is subject to the execution of one or more definitive agreements upon mutually acceptable terms and conditions. The provisions of the LOI are non-binding on all parties with the exception of provisions regarding

(a) deposit of $300,000 in shares of the Company’s common stock into an escrow account to serve as collateral for the proposed acquisition,

(b) duties to negotiate in good faith,

(c) duty of Rainbow and Metzger to not entertain any offers to purchase Rainbow during the term of this LOI,

(d) disclaimer of liabilities and

(e) choice of governing law and venue.

No assurance can be given as to whether the contemplated transaction will occur within the timeframes specified by the LOI nor can any assurance be given the contemplated transaction will occur at all. The LOI is included in this Form 8-K as Exhibit Number 10.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 8, 2011, Ms. Tammy Reynolds, a Director and Chief Financial Officer of Entest BioMedical, Inc. (the “Company”), submitted her resignation notice to the Company, effective immediately, from all of her positions with the Company including Director.  The resignation was not motivated by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company believes that the resignation of  Ms. Reynolds will not adversely impact the Company’s disclosure controls and procedures and its  internal control over financial reporting.  Entest  utilizes  external  consulting to ensure compliance with SEC reporting regulations and proper  and timely preparation of  financial statements.

On August 8, 2011, David Koos, the Company’s President, Chief Executive Officer, Secretary, and Chairman of the Company’s Board of Directors assumed the position of Acting Chief Financial Officer and is currently the Company’s Principal Accounting Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

Ex.10.1	Letter of Intent by and between the Company and Rainbow

Ex.10.2	Employment Agreement by and between the Company and Metzger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

 By: /s/ David R. Koos

David R. Koos
Chief Executive Officer
Dated: August 10, 2011